(Revised 2/28/97)


                                   BY-LAWS OF
                   OPPENHEIMER QUEST CAPITAL VALUE FUND, INC.
                               (the "Corporation")



                                    ARTICLE 1
                             FISCAL YEAR AND OFFICES


     Section 1. FISCAL YEAR. Unless otherwise provided by resolution of the board of directors, the fiscal year of the Corporation shall begin January 1 and end on the last day of December.

     Section 2. REGISTERED OFFICE. The registered office of the Corporation in Maryland shall be located at 32 South Street, Baltimore, Maryland 21202, and the name of its resident agent at such address is The Corporation Trust Incorporated.

      Section 3. OTHER OFFICES. The Corporation shall have the power to open offices for the conduct of its business, either within or outside the State of Maryland, at such places as the board of directors may from time to time designate.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS


      Section 1. PLACE OF MEETING. Meetings of stockholders may be held at the Corporation's principal office or at such other place as shall be fixed by resolution of the board of directors and stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

      Section 2. STOCKHOLDER MEETINGS. Meetings of stockholders for any purpose or purposes may be called at any time by the chairman of the board or the president, or by a majority of the board of directors, and shall be called by the chairman of the board, president or secretary upon written request of the holders of shares entitled to cast not less than twenty-five percent of all the votes entitled to be cast at such meeting provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and
(b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such stockholders. No meeting need be called to consider any matter which is substantially the same as a matter voted on at any meeting of the stockholders held during the preceding twelve months.

     Section 3. NOTICE. Not less than ten days before the date of the

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stockholders'   meeting,  the  secretary  shall  cause  to  be  mailed  to  each stockholder entitled to vote at such meeting at his address (as it appears on the records of the Corporation at the time of mailing) written notice stating the time and place of the meeting and, in the case of a special meeting of stockholders shall be limited to the purposes stated in the notice. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, or to any stockholder who shall attend such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given, if such time and place are announced at the meeting.

      Section 4. RECORD DATE FOR MEETINGS. The board of directors may fix in advance a date not more than one-hundred and twenty days, nor less than ten days, prior to the date of any meeting of the stockholders as a record date for the determination of the stockholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

      Section 5. QUORUM. At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the aggregate number of shares of the Corporation at the time outstanding shall constitute a quorum for the transaction of business at the meeting, except that where any provision of law or the Articles of Incorporation require that the holders of any class of shares shall vote as a class, then a majority of the aggregate number of shares of that class at the time outstanding shall be necessary to constitute a quorum for the transaction of such business. If, however, such quorum shall not be present or represented at any meeting of stockholders, any officer entitled to preside at or act as secretary of such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

      Section 6. VOTING. Each stockholder shall have one vote for each full share and a fractional vote for each fractional share of stock held by such stockholder on the record date set pursuant to Section 4 of this Article II on each matter submitted to a vote at a meeting of stockholders. Such vote may be made in person or by proxy. If no record date has been fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, the record date for such determination shall be (a) at the close of business (i) on the day ten days before the day on which notice of the meeting is mailed or (ii) on the day sixty days before the meeting, whichever is the closer date to the meeting; or (b) if notice is waived by all stockholders entitled to notice of or to vote at the meeting, at the close of business on the tenth

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day next  preceding the day on which the meeting is held. At all meetings of the stockholders at which a quorum is present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, unless the question is one which by express provision of the laws of the State of Maryland, the Investment Company Act of 1940, as from time to time amended, or the Articles of Incorporation, a different vote is required, in which case such express provision shall control the decision of such question. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

      Section 7. VOTING - PROXIES. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself or by his attorney thereunto duly authorized in writing. No proxy shall be voted after eleven months from its date unless the proxy provides for a longer period. Each proxy shall be in writing subscribed by the stockholder or his duly authorized attorney and shall be dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the secretary of the Corporation or person acting as secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

      Section 8. INSPECTORS. At any election of directors, the board of directors prior thereto may, or if it has not so acted, the chairman of the meeting may appoint one or more inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed as an inspector.

      Section 9. STOCK LEDGER AND LIST OF STOCKHOLDERS. It shall be the duty of the secretary or assistant secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a stockholder of record of the Corporation for more than six months next preceding such request, who owns or own in the aggregate 5% or more of the outstanding capital stock of the Corporation, may submit a written request to any officer of the Corporation or its resident agent in Maryland for a list of the stockholders of the Corporation. Within twenty days after such a request, there shall be prepared and filed at the Corporation's principal office a list containing the names and addresses of all stockholders of the corporation and the number of shares of each

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class  held by each  stockholder,  certified  as  correct  by an  officer of the
Corporation, by its stock transfer agent, or by its registrar.

      Section 10. ACTION WITHOUT MEETING. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing, and the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE III
                                    DIRECTORS

      Section 1. GENERAL POWERS. The business of the Corporation shall be under the direction of its board of directors, which may exercise all powers of the Corporation, except such as are by the laws of the State of Maryland, the Articles of Incorporation , or these By-laws conferred upon or reserved to the stockholders. All acts done by any meeting of the directors or by an person acting as a director, so long as his successor shall not have been duly elected or appointed, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as aforesaid or that they or any of them were disqualified, shall be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the corporation.

      Section 2. NUMBER AND TERM OF OFFICE. The number of directors which shall constitute the whole board shall be five, which number may be increased or decreased as provided in Section 4 of this Article. Each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

      Section 3. ELECTION. Initially the directors shall be those persons named as such in the Corporation's Articles of Incorporation. Each director shall be elected by the vote of a majority of the shares entitled to elect such director, as provided in the Articles of Incorporation, present in person or by proxy at the meeting of the stockholders. Vacancies in the board of directors may be filled by a majority vote of the board of directors, if permitted by the Articles of Incorporation. A newly-created directorship may be filled only by a vote of the entire board of directors.

      Section  4.  INCREASE  OR  DECREASE  IN NUMBER OF  DIRECTORS;  REMOVAL
OF
DIRECTORS. Subject to the Investment Company Act of 1940, the board of directors, by the vote of a majority of the entire board, may increase the number of directors to a number not exceeding ten, and may elect directors to fill the vacancies created by any such increase in the number of directors and to hold office until the next meeting of the stockholders called for the purpose of electing directors and until their successor are duly elected and qualify. The board of directors, by the vote of a majority of the entire board, may likewise decrease the number of directors to a number not less than three, but the tenure of office of any director shall not be affected by any such decrease made by the board.

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Any  director  may at any  time be  removed  either  with or  without  cause  by resolution duly adopted by the affirmative votes of the holders of a majority of the shares of the Corporation present in person or by proxy at any meeting of stockholders provided that a quorum is present or by such larger vote as may be required by Maryland law. Any director may at any time be removed for cause by resolution duly adopted at any meeting of stockholders provided that a quorum is present or by such larger vote as may be required by Maryland law. Any director may at any time be removed for cause by resolution duly adopted at any meeting of the board of directors provided that notice thereof is contained in the notice of such meeting and that such resolution is adopted by the vote of at least two thirds of those directors whose removal is not proposed.

     Section 5. PLACE OF MEETING. Meetings of the board of directors, regular or special, may be held at any place in or out of the State of Maryland as the board may from time to time determine.

      Section 6. QUORUM. At all meetings of the board of directors a majority of the entire board of directors shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by the laws of the State of Maryland, the Investment Company Act of 1940, these By-laws or the Articles of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may be a majority vote adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

      Section 7. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board of directors provided that notice of any change in the time or place of such meetings shall be sent promptly to each director not present at the meeting at which such change was made in the manner provided for notice of special meetings. Members of the board of directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear one another at the same time, and participation by such means shall constitute presence in person at a meeting.

     Section 8. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the board or the president on one day's notice to each director. Special meetings shall be called by the chairman of the board, president or secretary in like manner and on like notice on the written request of two directors.

     Section 9. INFORMAL ACTIONS. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed in one or more counterparts by all members of the board

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or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

      Section 10. COMMITTEES. The board of directors may by resolution passed by a majority of the entire board appoint from among its members an executive committee and other committees composed of two or more directors, and may delegate to such committees, in the intervals between meetings of the board of directors, any or all of the powers of the board of directors in the management of the business and affairs of the Corporation, except the powers to declare dividends, to issue stock or to recommend to stockholders any action requiring stockholder approval.

      Section 11. ACTION OF COMMITTEES. In the absence of an appropriate resolution of the board of directors, each committee may adopt such rules and regulations governing the proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two directors. The committees shall keep minutes of their proceedings and shall report the same to the board of directors at the meeting next succeeding, and any action by the committee shall be subject to revision and alteration by the board of directors, provided that no rights of third persons shall be affected by any such revision or alteration. In the absence of any member of such committee the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of such absent member.

     Section 12. COMPENSATION. Any director, whether or not he is a salaried officer or employee of the Corporation, may be compensated for his services as director or as a member of a committee of directors, or as chairman of the board or chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the board of directors may from time to time determine.

                                   ARTICLE IV

                                     NOTICES


      Section 1. FORM. Notices to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. Notices to directors shall be oral or by telephone or telegram or in writing delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors need not state the purpose of a regular or special meeting.

      Section 2. WAIVER. Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or a committee is required to be given under the provisions of Maryland law or under the

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provisions of the Articles of Incorporation  or these By-laws,  a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of directors of committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                                    ARTICLE V

                                    OFFICERS

      Section 1. EXECUTIVE OFFICERS. The officers of the Corporation shall be chosen by the board of directors and shall include a president, who shall be a director, a secretary and a treasurer. The board of directors may, from time to time, elect or appoint a controller, one or more vice presidents, assistant secretaries and assistant treasurers. The board of directors, at its discretion, may also appoint a director as chairman of the board who shall perform and execute such executive and administrative duties and powers as the board of directors shall from time to time prescribe. The same person may hold two or more offices, except that no person shall be both president and secretary and no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-laws to be executed, acknowledged or verified by two or more officers.

     Section 2. ELECTION. The board of directors shall choose a president, a secretary and a treasurer at its first meeting and thereafter at the next meeting following a stockholders' meeting at which directors were elected.

     Section 3. OTHER OFFICERS. The board of directors from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. The board of directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agent and to prescribe their respective rights, terms of office, authorities and duties.

      Section 4. COMPENSATION. The salaries or other compensation of all officers and agents of the Corporation shall be fixed by the board of directors, except that the board of directors may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article V.

     Section 5. TENURE. The officers of the Corporation shall serve for one year and until their successors are chosen and shall qualify. Any officer or agent may be removed by the affirmative vote of a majority of the board of directors whenever, in its judgment, the best interests of

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the  Corporation  will be served  thereby.  In  addition,  any  officer or agent appointed pursuant to Section 3 of this Article V may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the board of directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the board of directors, unless pursuant to Section 3 of this Article V the power of appointment has been conferred by the board of directors on any other officer.

     Section 6. PRESIDENT. The president, unless the chairman has been so designated, shall be the chief executive officer of the Corporation. He shall preside at all meetings of the stockholders and directors, and shall see that all orders and resolutions of the board are carried into effect. The president, unless the chairman has been so designated, shall also be the chief administrative officer of the Corporation and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

      Section 7. CHAIRMAN OF THE BOARD. The chairman of the board, if one shall be chosen, shall preside at all meetings of the board of directors and stockholders, and shall perform and execute such executive duties and administrative powers as the board of directors shall from time to time prescribe.

      Section 8. VICE-PRESIDENT. The vice-presidents, in the order of their seniority, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties as the board of directors of the chief executive officer may from time to time prescribe.

      Section 9. SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings thereof and shall perform like duties for any committee when required. He shall give, or cause to be given, notice of meetings of the stockholders and of the board of directors, shall have charge of the records of the Corporation, including the stock books, and shall perform such other duties as may be prescribed by the board of directors or chief executive officer, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the board of directors, shall affix and attest the same to any instrument requiring it. The board of directors may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 10. ASSISTANT SECRETARIES. The assistant secretaries in order of their seniority, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors shall prescribe.

     Section 11. TREASURER. The treasurer, unless another officer has been so designated, shall be the chief financial officer of the Corporation. He shall have general supervision of the funds and property

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of the  Corporation  and of the  performance by the custodian of its duties with respect thereto. He shall render to the board of directors whenever directed by the board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each financial year he shall make and submit to the board of directors a like report for such financial year. He shall perform all the acts incidental to the office of treasurer, subject to the control of the board of directors.

      Section 12. CONTROLLER. The controller shall be under the direct supervision of the chief financial officer of the Corporation. He shall maintain adequate records of all assets, liabilities and transactions of the Corporation, establish and maintain internal accounting control and, in cooperation with the independent public accountants selected by the board of directors shall supervise internal auditing. He shall have such further powers and duties as may be conferred upon him from time to time by the president or the board of directors.

      Section 13. ASSISTANT TREASURER. The assistant treasurers, in the order of their seniority, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors may from time to time prescribe.

      Section 14. SURETY BONDS. The board of directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the federal Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the board of directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                   ARTICLE VI
                             INVESTMENT LIMITATIONS

     Without the approval of the lesser of (i) 67% or more of the voting securities of the Corporation present at a meeting if the holders of more than 50% of the outstanding voting securities of the Corporation are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Corporation, the Corporation shall not:

      (a) with respect to 75% of its total assets, invest more than 5% of the value of its total assets (taken at market value at the time of purchase) in the securities of any one issuer, excluding obligations issued or guaranteed by the U.S. Government or any agency or instrumentality thereof;

      (b) own more than 10% of the outstanding voting securities of any one issuer (other than securities issued or guaranteed by the U.S.

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Government or any agency or instrumentality thereof);

      (c) purchase shares of other investment companies in an amount exceeding the limitations set forth in Section 12(d) of the Investment Company Act of 1940 and the rules and regulations thereunder, except as part of a plan of reorganization, merger, consolidation or an offer of exchange;

      (d) borrow money, except as a temporary measure for extraordinary or emergency purposes, and in no event in excess of 33-1/3% of the lower of the market value or cost of its total assets and shall not purchase any securities at a time when such borrowings exceed 5% of total assets;

      (e) purchase securities on margin, except such short-term credits as may be necessary for the clearance of transactions;

      (f) invest for the purpose of exercising control over management of any company;

     (g) purchase or retain securities of any company if, to the knowledge of the Corporation, any officer or director of the Corporation or its investment adviser or sub-adviser owns more than 1/2 of 1% of the outstanding securities of such Company and such officers or directors who own 1/2 of 1% in the aggregate own more than 5% of such securities;

      (h) make loans of money or property to any person, except (1) through loans of portfolio securities in an amount not expected to exceed 33-1/3% of the value of the Corporation's total assets; (2) the purchase of fixed- income securities consistent with the Corporation's investment objectives and policies, and (3) by entering into repurchase agreements. For purposes of this restriction, collateral arrangements with respect to stock options, options on securities, stock indices, stock index futures and options on such futures are not deemed to be loans of assets;

      (i) underwrite the securities of other issuers except to the extent that, in connection with the disposition of portfolio securities or the sale of its own shares the Corporation may be deemed to be an underwriter;

      (j) purchase real estate or interests therein, although the Corporation may purchase or sell securities of companies which deal in real estate or interests therein;

     (k) purchase or sell commodities or commodities futures contracts, except stock index futures and options on such futures under policies adopted by the board of directors and disclosed to shareholders;

     (l) invest more than 25% of the value of its total assets in any one industry;

      (m) mortgage, hypothecate or pledge any of its assets, except to the extent the Corporation may pledge assets to secure permitted borrowings and in connection with collateral arrangements with respect to options and

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futures;

      (n) issue senior securities, as defined in the Investment Company Act of 1940, except that the Corporation may enter into repurchase agreements, lend its portfolio securities and borrow money from banks for temporary or emergency purposes;

      (o) invest more than 5% of its assets at the time of purchase in warrants (other than warrants acquired in units or attached to securities) or more than 2% of assets at time of purchase in warrants not listed on the New York or American Stock Exchange;

      (p) invest in restricted securities or securities for which there is no readily available market (including private placements and repurchase transactions maturing beyond seven days), if such acquisition will cause the current value of such securities to exceed 10% of the value of the Company's net assets; and

      (q) invest more than 25% of the Corporation's net assets (at time of purchase) in securities of issuers located in any single foreign country.

      If a percentage restriction on investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

      Notwithstanding these limitations, the Corporation may own all or any portion of the securities of, or make loans to, or contribute to the costs or other financial requirements of any company which will be wholly-owned by the Corporation and one or more other investment companies and is primarily engaged in the business of providing, at-cost, management, administrative distribution or related services to the Corporation and other investment companies.

                                   ARTICLE VII

                                      STOCK


     Section 1. CERTIFICATES. No stockholder shall be entitled to a certificate or certificates in connection with the purchase of shares of the Corporation unless specifically authorized by the Board of Directors. Each certificate issued shall be signed by the president or vice-president and countersigned by the secretary or an assistant secretary of the treasurer or an assistant treasurer.

     Section 2. SIGNATURE. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be a facsimile. In case any officer who has

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signed any  certificate  ceases to be an officer of the  Corporation  before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

      Section 3. RECORDING AND TRANSFER  WITHOUT  CERTIFICATES.
Notwithstanding
the foregoing provisions of this Article VII, the Corporation shall have full power to participate in any program approved by the board of directors providing for the recording and transfer of ownership of shares of the Corporation's stock by electronic or other means without the issuance of certificates.

      Section 4. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been stolen, lost or destroyed, or upon other satisfactory evidence of such theft, loss or destruction. When authorizing such issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond with sufficient surety, to the Corporation to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

      Section 5. TRANSFER OF CAPITAL STOCK. Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer representing such shares, or (ii) as otherwise prescribed by the board of directors. Every certificate exchanged, surrendered for redemption or otherwise returned to the Corporation shall be marked "Cancelled" with the date of cancellation.

      Section 6. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Laws of the State of Maryland.

     Section 7. TRANSFER AGENTS AND REGISTRARS. The board of directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may

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



appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of stock thereafter issued shall be countersigned by one of such transfer agents or by one of such
registrars   of  transfers  or  by  both  and  shall  not  be  valid  unless  so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

      Section 8. STOCK LEDGER. The Corporation shall maintain an original stock ledger containing the names and addresses of all stockholders and the number and class of shares held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      Section 1. RIGHTS IN SECURITIES. The board of directors, on behalf of the Corporation, shall have the authority to exercise all of the rights of the Corporation as owner of any securities which might be exercised by any individual owning such securities in his own right, including, but not limited to, the right to vote by proxy for any and all purposes, to consent to the reorganization, merger or consolidation of any issuer or to consent to the sale, lease or mortgage of all or substantially all of the property and assets of any issuer; and to exchange any of the shares of stock of any issuer for the shares of stock issued therefor upon any such reorganization, merger, consolidation, sale lease or mortgage. The board of directors shall have the right to authorize any officer of the investment adviser to execute proxies and the right to delegate the authority granted to any officer of the Corporation by this Section 1 of Article VIII.

     Section 2. REPORTS. Not less than semi-annually, the Corporation shall transmit to the stockholders a report of the operations of the Corporation, based at least annually upon an audit by independent public accountants.

     Section 3. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 4. EXECUTION OF INSTRUMENTS. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the chairman or the president or a vice-president and by the treasurer or secretary or an assistant treasurer or an assistant secretary, or as the board of directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances. Except as otherwise authorized by the board of directors, all requisitions or orders for the assignment of

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


securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by the chairman or the president or a vice-president and by the secretary, treasurer or an assistant treasurer.

                                   ARTICLE IX

                                   AMENDMENTS

     The By-laws of the Corporation may be altered, amended or repealed either by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote in respect thereof and represented in person or by proxy at any meeting of the stockholders, or by the board of directors at any regular or special meeting of the board of directors; PROVIDED, that the board of directors may not alter, amend or repeal Article VI, and that the vote of stockholders required for alteration, amendment or repeal of any such provisions shall be subject to all applicable requirements of federal or state laws or of the Articles of Incorporation.




orgzn\QCap.1

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